IEG Holdings Will Not Proceed with LendingClub Tender Offer

Las Vegas, Nevada – (August 1, 2017) – IEG Holdings Corporation (OTCQB: IEGH) (“IEG Holdings”) today announced that it has determined that it will not proceed with its offer (the “Offer”) to exchange four shares of IEG Holdings’ common stock for each share of common stock of LendingClub Corporation (“LendingClub”), up to an aggregate of 40,345,603 shares of LendingClub common stock, representing approximately 9.99% of LendingClub’s outstanding shares as of April 28, 2017, validly tendered and not properly withdrawn in the Offer.

Paul Mathieson, IEG Holdings’ Chairman and Chief Executive Officer, commented, “Following the launch of the LendingClub Offer, IEG Holdings’ per share stock price has dropped significantly. As a result, we have determined that the Offer no longer has a reasonable chance of success. Accordingly, we will not proceed with the LendingClub offer.”

IEG Holdings has no intention of launching the LendingClub Offer or another tender offer in the near future. Any shares that have been tendered by LendingClub stockholders have not yet been accepted by IEG Holdings and will be returned to the relevant stockholders.

About IEG Holdings Corporation

IEG Holdings Corporation provides online $5,000 and $10,000 unsecured consumer loans under the brand name, “Mr. Amazing Loans,” via its website, www.mramazingloans.com. For more information about IEG Holdings, visit www.investmentevolution.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in IEG Holdings’ filings with the SEC. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond IEG Holdings’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects IEG Holdings’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. IEG Holdings assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The contents of any website referenced in this press release are not incorporated by reference herein.

Contact:

Paul Mathieson

IEG Holdings Corporation

Chairman/CEO and Founder

info@investmentevolution.com

+1-702-227-5626